EXHIBIT G-5


                            CHATTANOOGA GAS COMPANY
               Balance Sheet (Unaudited) as of September 30, 1995
                                   (Millions)


                                                           SEPTEMBER
                                                             1995
                                                   ----------------------

Balance Sheet
Assets
Property
   Utility plant                                            $135.2
    Less accumulated depreciation                             40.2
    Less contributions in aid of construction                  1.4
                                                            ------
     Utility plant-net                                        93.6
                                                            ------
Current assets
   Cash                                                        0.9
   Temporary cash investments                                   --
   Receivables-net                                             6.2
   Inventories
    Natural gas stored underground                             5.2
    Liquefied natural gas                                      2.0
    Materials and supplies                                     0.4
    Merchandise                                                0.2
   Deferred purchased gas adjustment                           2.2
   Other                                                       0.7
                                                            ------
    Total current assets                                      17.8
                                                            ------
Deferred debits
   Prepaid pension costs                                       0.4
   Other                                                       0.7
                                                            ------
    Total deferred debits                                      1.1
                                                            ------

    Total                                                   $112.5
                                                            ======

                                                           SEPTEMBER
                                                             1995
                                                   ----------------------
Capitalization and Liabilities
Capitalization
   Earnings reinvested                                      $ 24.8
   Long-term debt                                             35.3
                                                            ------
    Total capitalization                                      60.1
                                                            ------
Current Liabilities
   Short-term debt                                            33.8
   Accounts payable                                            4.7
   Customer deposits                                           2.3
   Interest                                                    0.8
   Other accrued liabilities                                   2.0
   Suppliers refunds                                           3.4
   Deferred purchased gas adjustment                            --
   Other                                                      (0.2)
                                                            ------
    Total current liabilities                                 46.8
                                                            ------
Long-Term Liabilities
   Accrued postretirement benefits costs                       0.1
                                                            ------

Deferred credits                                               1.0
                                                            ------
Accumulated deferred income taxes                              4.5
                                                            ------

    Total                                                   $112.5
                                                            ======

                            CHATTANOOGA GAS COMPANY
                 Statements of Common Stock Equity (Unaudited)
             For the Years Ended September 30, 1995, 1994 and 1993
                                   (Millions)


                                                  9/30/95               9/30/94              9/30/93
                                            ------------------   ------------------    ------------------

Earnings Reinvested
   Beginning of year                               $19.8                 $15.4                $11.1
   Net income                                        5.0                   4.4                  4.3
                                                   -----                 -----                -----
   End of year                                      24.8                  19.8                 15.4
                                                   -----                 -----                -----

   Total common stock equity                       $24.8                 $19.8                $15.4
                                                   =====                 =====                =====

                            CHATTANOOGA GAS COMPANY
                          Income Statement (Unaudited)
         For the Twelve Months Ended September 30, 1995, 1994 and 1993
                                   (Millions)

                                                                     9/30/95               9/30/94               9/30/93
                                                              -------------------   -------------------    -------------------
Operating revenues
Cost of gas                                                           $66.4                 $74.8                 $68.1
Operating Margin                                                       38.9                  48.8                  45.4
                                                                      -----                 -----                 -----
Other Operating Expenses                                               27.5                  26.0                  22.7
                                                                      -----                 -----                 -----
Operation                                                               7.8                   8.7                   7.0
Restructuring Costs                                                     0.2                    --                    --
Maintenance                                                             1.5                   1.7                   1.7
Depreciation of plant other than transportation equipment               4.0                   3.6                   3.2
Income taxes                                                            3.0                   2.4                   2.1
Taxes other than income taxes                                           3.6                   3.6                   3.1
                                                                      -----                 -----                 -----

Total other operating expenses                                         20.1                  20.0                  17.1
                                                                      -----                 -----                 -----

Operating income                                                        7.4                   6.0                   5.6
                                                                      -----                 -----                 -----

Other income
Other income and deductions-net                                        (0.1)                 (0.1)                 (0.4)
                                                                      -----                 -----                 -----

Total other income -- net                                              (0.1)                 (0.1)                 (0.4)
                                                                      -----                 -----                 -----

Income before interest charges                                          7.3                   5.9                   5.2
                                                                      -----                 -----                 -----
Interest charges
Allowance for funds used during construction-debt                      (0.1)                 (0.1)                 (0.1)
Other interest charges                                                  2.4                   1.6                   1.0
                                                                      -----                 -----                 -----

Total interest charges                                                  2.3                   1.5                   0.9
                                                                      -----                 -----                 -----

Net income                                                            $ 5.0                 $ 4.4                 $ 4.3
                                                                      =====                 =====                 =====